PRESS RELEASE

GE Earned $18.1B in ‘08;
4Q ‘08 Results in Line with December Outlook;
Industrial CFOA of $16.7B up 5%;
Cash on Balance Sheet Grew from $16B in 3Q to $48B at YE;
No Change to Plan for $1.24 Dividend, ‘09 Framework,
and Running Company to be Triple-A

4Q and FY 2008 Highlights (Continuing Operations)

▪	4Q earnings per share (EPS) of $.37 before preferred dividend (including charges), or $.36 attributable to common shareowners (including charges); 4Q earnings of $3.9 billion
▪	Full-year (FY) EPS of $1.79 before preferred dividend, or $1.78 attributable to common shareowners; FY earnings of $18.1 billion
▪	Infrastructure and Media earnings up 3% in 4Q and 10% for year
▪	Capital Finance earned $1 billion in 4Q and $8.6 billion for year
▪	4Q revenues of $46.2 billion, impacted by stronger U.S. dollar and business exits; FY revenues of $183 billion, up 6%; FY Industrial organic revenue growth of 8%; global revenue growth of 13%
▪	Recorded $1.5 billion of restructuring, including increased reserves in current environment, versus guidance of up to $1.4 billion
▪	Through today, achieved 64% of 2009 long-term debt goal; commercial paper of $72 billion at year-end, a decrease of $29 billion year-over-year
▪	Infrastructure 4Q orders declined 6%; Total equipment and services backlog grew to $172 billion, up 9%

Fairfield, Conn., Jan. 23, 2009 – GE announced today fourth-quarter 2008 earnings from continuing operations of $3.9 billion, or $.37 per share before preferred dividend, or $.36 per share attributable to common shareowners. Results included $1.5 billion of after-tax restructuring and other charges, including increased reserves in current environment, which are above the Company’s original plan and the restructuring will lower costs for 2009 and beyond.

For the year, revenue was $183 billion, up 6%, and earnings were $18.1 billion, down 19%.  This was the third highest earnings year in GE history.

“In a very tough environment, we delivered fourth quarter business results in line with expectations we provided in December,” Chairman and CEO Jeff Immelt said.  “We grew Infrastructure and Media by 3% in the quarter and 10% for the year.  Energy Infrastructure led the way in the quarter with 11% segment profit growth driven by continued global demand.  Technology Infrastructure grew earnings by 1%, led by 21% growth in Aviation.  NBC Universal segment profits declined 6% in fourth quarter as strong cable earnings were offset by declines in the local stations.

“Capital Finance earned $1 billion in the quarter and $8.6 billion for the year,” Immelt said.  “We had several negative impacts to earnings in the quarter including increased loss reserves, negative marks and impairments.  These charges, along with global benefits, generated a tax credit that more than offset our pre-tax loss. We also originated $48 billion of new assets in the quarter at solid margins.

“We run the company to have a Triple-A credit rating, and we have significantly strengthened our liquidity position,” Immelt said. “We generated $16.7 billion of industrial cash flow from operations, up 5%. We ended the year with $48 billion in total cash, after paying down our commercial paper balance to $72 billion from $88 billion at the third quarter.  We used $5.5 billion of our equity offering to meet our stated GE Capital debt-to-equity leverage goal of 7:1 by the end of 2008. Through today, we have been able to fund $29 billion of our $45 billion long-term debt needs for 2009.

“The first quarter dividend is done, and we are committed to our plan for $1.24 per share for the year. We believe the GE dividend provides our investors with a solid return in this uncertain time,” Immelt said.

Full-year and Fourth-quarter 2008 Financial Highlights:

Full-year earnings from continuing operations were $18.1 billion, down 19% from $22.5 billion in 2007. EPS from continuing operations attributable to common shareowners were $1.78, down 19% from last year’s $2.20.  Segment profit fell 9%, as strong 26% growth at Energy Infrastructure was more than offset by a 29% decline at Capital Finance.

Including the effects of discontinued operations, full year 2008 net earnings were $17.4 billion compared with net earnings of $22.2 billion in 2007.

Full-year revenues grew 6% to $183 billion reflecting the net effect of acquisitions and core growth.  GE Capital Services’ (GECS) revenues fell 1% from last year to $71.3 billion. Industrial sales were $112.0 billion, an increase of 12% over 2007.

Fourth-quarter earnings from continuing operations were $3.9 billion, down 43% from $6.8 billion in fourth quarter 2007. EPS of $.37 before preferred dividend (including charges), or $.36 attributable to common shareowners, down 47% from last year’s $.68. Segment profit fell 25%, on a 67% decline at Capital Finance.

Fourth-quarter revenues were $46.2 billion, down 5% from fourth quarter 2007, reflecting a stronger U.S. dollar, and lower core growth, partially offset by the net effects of acquisitions. GECS revenues fell 18% from the fourth quarter of 2007. Industrial sales were $31.1 billion, a 7% increase from fourth quarter 2007.

Cash generated from GE’s operating activities in 2008 totaled $19.1 billion, down 18% from $23.3 billion last year, reflecting a 5% increase from the Industrial businesses. This increase was more than offset by a decrease in GECS’ dividends primarily due to a non-repeat $2.7 billion special dividend and a third quarter 2008 reduction in GECS dividend rate to 10% of earnings.  The Company had solid Industrial cash flow from operating activities of $16.7 billion, an increase of 5% from 2007.

“We expect 2009 to be extremely difficult,” Immelt said.  “However, we have taken strong actions to prepare the Company, including strengthening cash flow and liquidity; managing costs; taking restructuring charges; intensifying risk mitigation; accelerating cycle of management reviews; and protecting revenue.  We ended 2008 with $172 billion of Infrastructure equipment and service backlogs.  We have solid momentum in services, global growth and margins.

“We have positioned GE to perform through this cycle and return to double-digit growth in a post recession economy,” Immelt said. “At the December 16 outlook meeting, we presented a 2009 financial framework of Infrastructure and Media earnings growth of 0-5%. In addition, we have a differentiated financial services model and should earn approximately $5 billion in Capital Finance earnings. This continues to be our operating framework for 2009.  We will keep the Company safe and secure in these challenging times, but we will continue to invest in future growth. We are building a strong foundation for 2010 and beyond.”

GE will discuss preliminary fourth-quarter and full-year results on a conference call and Webcast at 8:30 a.m. ET today.  Call information is available at www.ge.com/investor, and related charts will be posted there prior to the call.

* * *

GE (NYSE: GE) is a diversified infrastructure, finance and media company taking on the world’s toughest challenges. From aircraft engines and power generation to financial services, medical imaging, and television programming, GE operates in more than 100 countries and employs more than 300,000 people worldwide. For more information, visit the company's Web site at www.ge.com.

Caution Concerning Forward-Looking Statements:
"Results are preliminary and unaudited. This document contains “forward-looking statements”- that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” believe,” “seek,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could adversely or positively affect our future results include: the behavior of financial markets, including fluctuations in interest and exchange rates, commodity and equity prices and the value of financial assets:  continued volatility and further deterioration of the capital markets; the commercial and consumer credit environment; the impact of regulation and regulatory, investigative and legal actions; strategic actions, including acquisitions and dispositions; future integration of acquired businesses; future financial performance of major industries which we serve, including, without limitation, the air and rail transportation, energy generation, media, real estate and healthcare industries; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.”

Media Contact:
Russell Wilkerson, 203.373.3193 (office); 203.581.2114 (mobile)
russell.wilkerson@ge.com

Investor Contact:
Trevor Schauenberg, 203.373.2468 (office)
trevor.schauenberg@ge.com

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE(a)			Financial Services (GECS)
Three months ended December 31	2008	2007	V %	2008	2007	V %	2008	2007	V %

Revenues
Sales of goods and services	$31,188	$29,307		$31,114	$29,149		$299	$381
Other income (expense)	(107)	700		(19)	821		–	–
GECS earnings from continuing operations	–	–		534	3,375		–	–
GECS revenues from services	15,132	18,526		–	–		15,487	18,910
Total revenues	46,213	48,533	(5)%	31,629	33,345	(5)%	15,786	19,291	(18)%

Costs and expenses
Cost of sales, operating and administrative
expenses	33,617	31,953		26,506	24,904		7,476	7,432
Interest and other financial charges	6,106	6,483		472	565		5,874	6,228
Investment contracts, insurance losses
and insurance annuity benefits	801	868		–	–		864	903
Provision for losses on financing
receivables	3,065	1,299		–	–		3,065	1,299
Minority interest in net earnings of
consolidated affiliates	139	282		92	262		47	20
Total costs and expenses	43,728	40,885	7%	27,070	25,731	5%	17,326	15,882	9%

Earnings from continuing operations
before income taxes	2,485	7,648	(68)%	4,559	7,614	(40)%	(1,540)	3,409	U
Benefit (provision) for income taxes	1,382	(821)		(692)	(787)		2,074	(34)
Earnings from continuing operations	3,867	6,827	(43)%	3,867	6,827	(43)%	534	3,375	(84)%

Loss from discontinued operations,
net of taxes	(145)	(131)		(145)	(131)		(151)	(130)

Net earnings	3,722	6,696	(44)%	3,722	6,696	(44)%	383	3,245	(88)%

Preferred stock dividends	(75)	–		(75)	–		–	–
Net earnings attributable to common
shareowners	$3,647	$6,696	(46)%	$3,647	$6,696	(46)%	$383	$3,245	(88)%

Per-share amounts – earnings from
continuing operations attributable to
common shareowners
Diluted earnings per share	$0.36	$0.68	(47)%
Basic earnings per share	$0.36	$0.68	(47)%

Per-share amounts – net earnings
attributable to common shareowners
Diluted earnings per share	$0.35	$0.66	(47)%
Basic earnings per share	$0.35	$0.67	(48)%

Total average equivalent shares
Diluted shares	10,466	10,083	4%
Basic shares	10,461	10,048	4%

Dividends declared per share	$0.31	$0.31	–

(a)	Refers to the Industrial businesses of the Company including GECS on an equity basis.
Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for "GE" and "GECS." Transactions between GE and GECS have been eliminated from the "Consolidated" columns. See note 1 to the 2007 consolidated financial statements at www.ge.com/annual07 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE(a)			Financial Services (GECS)
Years ended December 31	2008	2007	V %	2008	2007	V %	2008	2007	V %

Revenues
Sales of goods and services	$112,769	$99,526		$112,014	$99,796		$1,773	$718
Other income	1,586	3,019		1,965	3,371		–	–
GECS earnings from continuing operations	–	–		7,774	12,417		–	–
GECS revenues from services	68,160	69,943		–	–		69,514	71,218
Total revenues	182,515	172,488	6%	121,753	115,584	5%	71,287	71,936	(1)%

Costs and expenses
Cost of sales, operating and administrative
expenses	125,793	113,298		97,674	87,633		29,602	27,165
Interest and other financial charges	26,209	23,762		2,153	1,993		25,116	22,706
Investment contracts, insurance losses
and insurance annuity benefits	3,213	3,469		–	–		3,421	3,647
Provision for losses on financing
receivables	7,518	4,431		–	–		7,518	4,431
Minority interest in net earnings of
consolidated affiliates	641	916		410	707		231	209
Total costs and expenses	163,374	145,876	12%	100,237	90,333	11%	65,888	58,158	13%

Earnings from continuing operations
before income taxes	19,141	26,612	(28)%	21,516	25,251	(15)%	5,399	13,778	(61)%
Benefit (provision) for income taxes	(1,052)	(4,155)		(3,427)	(2,794)		2,375	(1,361)
Earnings from continuing operations	18,089	22,457	(19)%	18,089	22,457	(19)%	7,774	12,417	(37)%

Loss from discontinued operations,
net of taxes	(679)	(249)		(679)	(249)		(719)	(2,116)

Net earnings	17,410	22,208	(22)%	17,410	22,208	(22)%	7,055	10,301	(32)%

Preferred stock dividends	(75)	–		(75)	–		–	–
Net earnings attributable to common
shareowners	$17,335	$22,208	(22)%	$17,335	$22,208	(22)%	$7,055	$10,301	(32)%

Per-share amounts – earnings from
continuing operations attributable to
common shareowners
Diluted earnings per share	$1.78	$2.20	(19)%
Basic earnings per share	$1.79	$2.21	(19)%

Per-share amounts – net earnings
attributable to common shareowners
Diluted earnings per share	$1.72	$2.17	(21)%
Basic earnings per share	$1.72	$2.18	(21)%

Total average equivalent shares
Diluted shares	10,098	10,218	(1)%
Basic shares	10,080	10,182	(1)%

Dividends declared per share	$1.24	$1.15	8%

(a)	Refers to the Industrial businesses of the Company including GECS on an equity basis.
Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for "GE" and "GECS." Transactions between GE and GECS have been eliminated from the "Consolidated" columns. See note 1 to the 2007 consolidated financial statements at www.ge.com/annual07 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)

	Three Months Ended December 31			Twelve Months December 31
(Dollars in millions)	2008	2007	V %	2008	2007	V %

Revenues
Technology Infrastructure	$12,555	$12,492	1	$46,316	$42,801	8
Energy Infrastructure	11,407	9,447	21	38,571	30,698	26
Capital Finance	14,766	17,854	(17)	67,008	66,301	1
NBC Universal	4,430	4,551	(3)	16,969	15,416	10
Consumer & Industrial	2,747	3,326	(17)	11,737	12,663	(7)
Total segment revenues	45,905	47,670	(4)	180,601	167,879	8
Corporate items and eliminations	308	863	(64)	1,914	4,609	(58)
Consolidated revenues from continuing operations	$46,213	$48,533	(5)	$182,515	$172,488	6

Segment profit (a)
Technology Infrastructure	$2,495	$2,475	1	$8,152	$7,883	3
Energy Infrastructure	2,006	1,801	11	6,080	4,817	26
Capital Finance	1,030	3,163	(67)	8,632	12,243	(29)
NBC Universal	865	923	(6)	3,131	3,107	1
Consumer & Industrial	36	254	(86)	365	1,034	(65)
Total segment profit	6,432	8,616	(25)	26,360	29,084	(9)

Corporate items and eliminations	(1,401)	(437)	U	(2,691)	(1,840)	(46)
GE interest and other financial charges	(472)	(565)	16	(2,153)	(1,993)	(8)
GE provision for income taxes	(692)	(787)	12	(3,427)	(2,794)	(23)

Earnings from continuing operations	3,867	6,827	(43)	18,089	22,457	(19)

Loss from discontinued operations, net of taxes	(145)	(131)	(11)	(679)	(249)	U

Consolidated net earnings	$3,722	$6,696	(44)	$17,410	$22,208	(22)

(a)
Segment profit always excludes the effects of principal pension plans, results reported as discontinued operations and accounting changes, and may exclude matters such as charges for restructuring; rationalization and other similar expenses; in-process research and development and certain other acquisition-related charges and balances; technology and product development costs; certain gains and losses from dispositions; and litigation settlements or other charges, responsibility for which preceded the current management team.  Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment's management is measured – excluded in determining segment profit, which we sometimes refer to as "operating profit," for Technology Infrastructure, Energy Infrastructure, NBC Universal and Consumer & Industrial; included in determining segment profit, which we sometimes refer to as "net earnings," for Capital Finance.

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)
Additional Information

	Three Months Ended December 31			Twelve Months December 31
(Dollars in millions)	2008	2007	V %	2008	2007	V %

Technology Infrastructure
Revenues	$12,555	$12,492	1	$46,316	$42,801	8

Segment profit	$2,495	$2,475	1	$8,152	$7,883	3

Revenues
Aviation	$5,155	$5,049	2	$19,239	$16,819	14
Enterprise Solutions	1,178	1,270	(7)	4,710	4,462	6
Healthcare	4,823	4,995	(3)	17,392	16,997	2
Transportation	1,410	1,179	20	5,016	4,523	11

Segment profit
Aviation	$1,161	$959	21	$3,684	$3,222	14
Enterprise Solutions	188	235	(20)	691	697	(1)
Healthcare	942	1,035	(9)	2,851	3,056	(7)
Transportation	212	252	(16)	962	936	3

Energy Infrastructure
Revenues	$11,407	$9,447	21	$38,571	$30,698	26

Segment profit	$2,006	$1,801	11	$6,080	$4,817	26

Revenues
Energy	$8,942	$6,922	29	$29,309	$22,456	31
Oil & Gas	2,096	2,181	(4)	7,417	6,849	8

Segment profit
Energy	$1,639	$1,425	15	$4,880	$3,835	27
Oil & Gas	406	332	22	1,127	860	31

Capital Finance
Revenues	$14,766	$17,854	(17)	$67,008	$66,301	1

Segment profit	$1,030	$3,163	(67)	$8,632	$12,243	(29)

Revenues
CLL	$6,217	$7,408	(16)	$26,742	$27,267	(2)
Energy Financial Services	687	832	(17)	3,707	2,405	54
GECAS	1,211	1,179	3	4,901	4,839	1
GE Money	5,531	6,523	(15)	25,012	24,769	1
Real Estate	1,120	1,912	(41)	6,646	7,021	(5)

Segment profit
CLL	$(200)	$1,168	U	$1,805	$3,801	(53)
Energy Financial Services	219	176	24	825	677	22
GECAS	239	251	(5)	1,194	1,211	(1)
GE Money	832	963	(14)	3,664	4,269	(14)
Real Estate	(60)	605	U	1,144	2,285	(50)

GENERAL ELECTRIC COMPANY
Condensed Statement of Financial Position

(Dollars in billions)	Consolidated		GE(a)		Financial Services (GECS)
Assets	12/31/08	12/31/07	12/31/08	12/31/07	12/31/08	12/31/07
Cash & marketable securities	$89.6	$61.0	$12.3	$7.0	$78.7	$54.4
Receivables	21.4	22.3	15.1	15.1	–	–
Inventories	13.7	12.9	13.6	12.8	0.1	0.1
GECS financing receivables – net	365.2	376.1	–	–	372.5	384.1
Property, plant & equipment – net	78.5	77.9	14.4	14.1	64.1	63.7
Investment in GECS	–	–	53.3	57.7	–	–
Goodwill & intangible assets	96.7	97.3	67.8	67.3	29.0	29.9
Other assets	120.4	139.3	22.3	40.7	104.2	105.5
Assets of businesses held for sale	10.6	–	–	–	10.6	–
Assets of discontinued operations	1.7	8.9	0.1	0.1	1.7	8.8

Total assets	$797.8	$795.7	$198.9	$214.8	$660.9	$646.5

Liabilities and equity
Borrowings	$523.8	$514.1	$12.2	$15.8	$514.6	$500.9
Insurance contracts, insurance liabilities
and insurance annuity benefits	34.0	34.1	–	–	34.4	34.4
Other liabilities & minority interest	133.3	129.9	81.8	83.1	56.8	51.8
Liabilities of businesses held for sale	0.6	–	–	–	0.6	–
Liabilities of discontinued operations	1.4	2.0	0.2	0.3	1.2	1.7
Shareowners’ equity	104.7	115.6	104.7	115.6	53.3	57.7

Total liabilities and equity	$797.8	$795.7	$198.9	$214.8	$660.9	$646.5

(a)	Refers to the Industrial businesses of the Company including GECS on an equity basis.
December 31, 2008, information is unaudited.  Supplemental consolidating data are shown for "GE" and "GECS." Transactions between GE and GECS have been eliminated from the "Consolidated" columns. See note 1 to the 2007 consolidated financial statements at www.ge.com/annual07 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. We have referred to earnings per share before preferred dividend for the three and twelve months ended December 31, 2008; Industrial organic revenue growth for the twelve months ended December 31, 2008, compared with the twelve months ended December 31, 2007; and growth in industrial cash from operating activities (Industrial CFOA) for the twelve months ended December 31, 2008, compared with the twelve months ended December 31, 2007. The reconciliations of these measures to the most comparable GAAP measure follows.

	2008
	Three months	Twelve months
Earnings Per Share Before Preferred Dividend	ended December 31	ended December 31

Earnings per share from continuing operations attributable to common shareowners	$0.36	$1.78
Effect of preferred stock dividend	0.01	0.01
Earnings per share from continuing operations before preferred dividend	$0.37	$1.79

The Company issued preferred stock in the fourth quarter of 2008, resulting in the presentation of “earnings per share attributable to common shareowners.” This presentation is different than in the past and we want to ensure our investors fully understand the effect of the preferred stock dividend on our reported EPS. As such, we believe that providing earnings per share information both with and without the effect of the preferred stock dividend provides a useful comparison to prior periods and highlights the effect of the preferred stock dividend on reported EPS.

(Dollars in millions)	Twelve months
	ended December 31
Industrial Organic Revenue Growth - Continuing Operations	2008	2007	V %

Revenues as reported	$113,979	$103,167	10%
Less the effects of
Acquisitions, business dispositions (other than dispositions of
businesses acquired for investment) and currency exchange rates	4,054	2,031
The 2008 Olympics broadcasts	1,020	–
Revenues excluding the effects of acquisitions, business dispositions
(other than dispositions of businesses acquired for investment), currency exchange rates and the 2008 Olympics broadcasts
(organic revenues)	$108,905	$101,136	8%

Organic revenue growth measures revenue excluding the effects of acquisitions, business dispositions, currency exchange rates and the 2008 Olympics broadcasts for comparison of current period results with the corresponding period of the prior year. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and currency exchange, which activities are subject to volatility and can obscure underlying trends, and the 2008 Olympics broadcasts, which if included would overshadow trends in ongoing revenues. We also believe that presenting organic revenue growth separately for our industrial businesses provides management and investors with useful information about the trends of our industrial businesses and enables a more direct comparison to other non-financial businesses and companies. Management recognizes that the term “organic revenue growth” may be interpreted differently by other companies and under different circumstances. Although this may have an effect on comparability of absolute percentage growth from company to company, we believe that these measures are useful in assessing trends of the respective businesses or companies and may therefore be a useful tool in assessing period-to-period performance trends.

(Dollars in millions)	Twelve months
	ended December 31
Growth in Industrial CFOA	2008	2007	V %

Cash from GE's operating activities as reported	$19,086	$23,301	(18)%
Less dividends from GECS	2,351	7,291
Cash from GE's operating activities excluding dividends from GECS (Industrial CFOA)	$16,735	$16,010	5%

We define “Industrial CFOA” as GE’s cash from operating activities less the amount of dividends received by GE from GECS. This includes the effects of intercompany transactions, including GECS services for material procurement, trade receivables management and factoring; buildings and equipment leasing by GE from GECS; information technology and other services sold to GECS by GE; aircraft engines manufactured by GE that are installed on aircraft purchased by GECS from third-party producers for lease to others; medical equipment manufactured by GE that is leased by GECS to others; and various investments, loans and allocations of GE corporate overhead costs. We believe that investors may find it useful to compare GE’s operating cash flows without the effect of GECS dividends, since these dividends are not representative of the operating cash flows of our industrial businesses and can vary from period to period based upon the results of the financial services businesses. Management recognizes that this measure may not be comparable to cash flow results of companies which contain both industrial and financial services businesses, but believes that this comparison is aided by the provision of additional information about the amounts of dividends paid by our financial services business and the separate presentation in our financial statements of the Financial Services (GECS) cash flows. We believe that our measure of Industrial CFOA provides management and investors with a useful measure to compare the capacity of our industrial operations to generate operating cash flow with the operating cash flow of other non-financial businesses and companies and as such provides a useful measure to supplement the reported GAAP CFOA measure.